Exhibit 99.1

Press Release

RealD Appoints Leo Bannon as Executive Vice-President, Global Operations

Projection and Display Industry Veteran Brings Extensive Background in Operations, Engineering,
Quality Assurance and Business Development

LOS ANGELES, Oct 19, 2011 (BUSINESS WIRE) —

RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the appointment of Leo Bannon as Executive Vice-President, Global Operations. Bannon brings nearly three decades of relevant experience in display, optical and photonics technologies that are core to RealD’s business operations.

Bannon previously served as President and CEO of ColorLink, a photonics company that focused on liquid crystal displays and optical filter technologies, where Bannon led ColorLink’s transition from an early stage research and development company to commercial production. He established a variety of joint ventures, technology license agreements and key partnerships, including an alliance with RealD to develop RealD’s first cinema system which led to RealD’s acquisition of ColorLink in 2007. Bannon left the company in 2008 after its integration with RealD was completed.

Michael V. Lewis, Chairman and Chief Executive Officer of RealD commented, “Leo is an outstanding operating executive with an extensive background in visual technologies relevant to RealD’s operations, and he will make an excellent addition to our management team as RealD expands internationally and our global operations become more far-reaching and complex.”

Bannon will be based at RealD’s research and development and operations facility in Boulder, Colorado.

“RealD is uniquely positioned within a very large market for visual display technologies,” commented Bannon. “I look forward to reuniting with the RealD management team to work on the many opportunities ahead.”

Bannon joins RealD from Arisawa Manufacturing Co., where he served as a consultant to Arisawa’s CEO on acquisition strategy. Earlier in his career, Bannon served as President and COO of Moxtek, a manufacturer of optical components, and as President of the Balzers Thin Films Division of Balzers AG, a supplier of thin film coatings and components.

Bannon received a Bachelor of Science degree in chemical engineering from the University of Rhode Island and an MBA from Wilmington College.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including, but not limited to: statements about RealD’s expectations regarding the changes in its management team; statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for 2011 and 2012; our ability to supply our solutions to our customers on a timely basis; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; and RealD’s projected operating results. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. The company’s quarterly report on Form 10-Q for the three months ended June 24, 2011 includes a more detailed discussion of the risks and uncertainties that may cause that could cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content. RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2011 RealD Inc. All Rights Reserved.

SOURCE: RealD Inc.

RealD Inc.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

or

Media Contact:

Rick Heineman

310-385-4020

rheineman@reald.com